Exhibit 10.4

MEZZANINE LIMITED GUARANTY

THIS MEZZANINE LIMITED GUARANTY (this “Guaranty”) is made as of October 31, 2019, by BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company (“Guarantor”) in favor of MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

R E C I T A L S

A.	Pursuant to the terms of that certain Mezzanine Loan Agreement dated of even date herewith by and between 777 Tower Mezzanine, LLC, a Delaware limited liability company (“Borrower”) and Lender (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), Lender has agreed to make a loan to Borrower in the maximum principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Loan”) for the purposes specified in the Loan Agreement, said purposes relating to 777 South Figueroa Street, Los Angeles, California, as more particularly described therein (the “Property”). The Loan Agreement provides that the Loan shall be evidenced by a promissory note (as amended, restated or otherwise modified from time to time, the “Note”) executed by Borrower and payable to the order of the Lender party to the Loan Agreement, in the principal amount of the Loan and shall be secured by the Pledge Agreement and by other security instruments, if any, specified in the Loan Agreement.

B.	Guarantor owns an indirect interest in Borrower, has an indirect financial interest in the Property as a result thereof and will benefit from Lender making the Loan to Borrower.

C.	Initially capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement.

THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1.	PAYMENT GUARANTY; INTEREST RATE PROTECTION AGREEMENT. Guarantor hereby guarantees and agrees that it shall be liable to Lender for the entire principal sum outstanding under the Note, together with accrued interest and other amounts payable thereunder and under all of the Loan Documents, as such amount shall be outstanding from time to time, (together with Guarantor’s obligations under Section 2 of this Guaranty, the “Guaranteed Obligations”), if (1) a voluntary bankruptcy or insolvency proceeding of Borrower or Mortgage Borrower is commenced, or joined in, by Borrower or Mortgage Borrower or any of their respective successors or assigns, (2) an involuntary bankruptcy or insolvency proceeding of Borrower, Mortgage Borrower, or any of their respective successors or assigns, is commenced by any party Controlling, Controlled by or under common Control with Borrower, Mortgage Borrower or Guarantor or any creditor or claimant acting in collusion with Borrower or Mortgage Borrower or any of the foregoing parties, (3) Guarantor or any Affiliate of Guarantor formally consents in writing to or joins in an application for the appointment of a custodian, receiver, or trustee for Borrower, Mortgage Borrower or any portion of the Property or the Collateral (other than with respect to such an application by Lender, or such an application to which Lender consents), (4) any transfer of the fee interest in the Property or any material portions thereof, or direct and/or indirect transfers of equity interests that is not a Permitted Transfer including any transfer that results in Mortgage Borrower not being one hundred percent (100%) directly owned by Borrower, or (5) if Mortgage Borrower opts out of Article 8 of the UCC or Mortgage Borrower’s organizational documents are amended or otherwise modified in or to amend or repeal its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company certificated evidencing the Pledged Interests as delivered to Lender on the Closing Date in connection with the Loan Documents.

Nothing contained in Section 2 hereof shall limit Guarantor’s liability under this Section 1.

2.	NON-RECOURSE CARVE-OUT GUARANTY. In addition to the guarantee set forth in Section 1 hereof, Guarantor further guarantees and promises to pay to Lender, or order, on demand, in lawful money of the United States, in immediately available funds, and to defend, indemnify and hold harmless Lender, its directors, officers, employees, successors and assigns from and against all losses, damages, liabilities, claims, actions, judgments, court costs and legal and other expenses (including, without limitation, reasonable attorneys’ fees and expenses), other than any special or punitive damages, which Lender (except in its capacity as a tenant under any lease of the Property or as a purchaser of the Property; provided, however, that such exception shall not apply to Lender or its nominee in its capacity as owner or occupant (or a deed in lieu of foreclosure) or the exercise of any remedies under the Loan Documents) actually incur as a direct consequence of (a) the misapplication, in violation of the Loan Documents, by Borrower, Mortgage Borrower or any of their respective Affiliates, of any rents, income, issues or proceeds, if any, derived from the Property, including, without limitation, security deposits (or letters of credit delivered by tenants in lieu of security deposits and the proceeds thereof) which Borrower or Mortgage Borrower has received; (b) the misapplication or misappropriation by Borrower or Mortgage Borrower, in violation of the Loan Documents, of (i) proceeds paid to it under any insurance policy by reason of damage, loss or destruction affecting any portion of the Property or (ii) any proceeds or awards resulting from condemnation of all or any part of the Property or any deed given in lieu thereof; (c) the fraud or willful misconduct of, or conviction of a felony criminal act (including a plea of not guilty or no contest) by Borrower, Mortgage Borrower or any of their respective Affiliates or Guarantor in connection with the Property and/or the Loan; (d) the intentional misrepresentation by Borrower, Mortgage Borrower or any of their respective Affiliates or Guarantor in connection with the Loan; (e) any intentional waste by Borrower or Mortgage Borrower of the Property and/or Improvements, to the extent funds from the Property are available to Borrower or Mortgage Borrower for such purpose after the payment of all Operating Expenses and sums due and owing to Lender under the Loan Documents; (f) Borrower’s breach of the covenants set forth in Section 9.10 of the Loan Agreement, entitled “Special Covenants; Single Purpose Entity”, which breach results in a consolidation of the assets of Borrower or Mortgage Borrower with the assets of another person or entity and causes Lender material damage, cost, liability or expense; (g) Borrower’s breach of the covenants set forth in Section 9.7 of the Loan Agreement, entitled “Assignment” that does not result in full recourse under Section 1(4)

of this Guaranty; (h) Borrower’s or Mortgage Borrower’s failure to (x) maintain insurance as required by the Loan Agreement to the extent funds generated by the Property are sufficient therefor and Lender does not prevent Borrower’s use of such funds for the payment of the costs to maintain such insurance and provided that Guarantor’s liability hereunder for failure to maintain insurance shall be limited to the extent the failure to maintain insurance is caused by Borrower’s or Mortgage Borrower’s expenditure of such property-generated funds in a manner that is inconsistent with the sound business judgment of owners of properties of similar size, scope, location and class (for the avoidance of doubt, Borrower’s or Mortgage Borrower’s payments towards its obligations to pay (I) taxes, assessments, levies and charges imposed on the Property, (II) interest payments or other payments due under Loan Documents and (III) payment of Property-level expenditures necessary for the protection of human life and safety or otherwise to protect the Property shall be understood to be within the application of Borrower’s sound business judgment), or (y) pay all taxes, assessments, levies and charges imposed by any public or quasi-public authority, or utility company which are or which may become a lien on the Property, in each case, to the extent funds generated by the Property are sufficient therefor and Lender does not prevent Borrower’s use of such funds (to the full extent of any such charges that become a lien prior to the date that Lender or its designee has taken title to the Collateral through a UCC foreclosure or a conveyance in lieu of foreclosure and not including any such liens attributable to charges incurred by a receiver following the appointment of such receiver); (i) if Borrower or Mortgage Borrower: (x) voluntarily (which, for the avoidance of doubt, shall include the failure to pay any mechanic, materialman or vendor who imposes a Lien on the Property) encumbers the Collateral or the Property, as applicable, by any Lien securing indebtedness for borrowed money (other than a Permitted Lien) without Lender’s prior written consent or (y) voluntarily incurs any indebtedness other than debt permitted under the terms of Section 9.10(e) of the Loan Agreement, provided, however, that Guarantor shall have no liability with respect to this clause (y) for failure to pay unsecured trade payables and operational debt incurred in the ordinary course of business if there is insufficient cash flow from the Property (or if reserve funds (if any) held by Lender and specifically allocated for such payment have not been made available to Borrower by Lender to pay such outstanding amounts); (j) to the extent not otherwise addressed herein, the occurrence of a Lien encumbering the Collateral in violation of the Loan Agreement that is superior to the lien on the Pledge Agreement, but subject to Permitted Liens; and/or (k) if in connection with the Lender’s foreclosure on the Collateral pursuant to the Pledge Agreement, Borrower raises or seeks a defense, judicial intervention or injunctive or other equitable relief of any kind and such defense, judicial intervention or injunctive or other equitable relief or right raised or asserted is determined by a final non-appealable judgment by a court of competent jurisdiction to have been intentionally raised or asserted in bad faith to prevent, delay or otherwise hinder Lender’s exercise of such foreclosure.

For purposes of the foregoing, (i) a foreclosure (or conveyance in lieu) of the collateral securing the Loan (or exercise of remedial rights or actions taken by a servicer, trustee, Lender or any agent thereof) shall not be deemed a transfer in violation of the Loan Documents, (ii) Borrower will not have any liability with respect to actions taken from

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and after such time as Sponsor no longer Controls the Property as a result of foreclosure, assignment in lieu of foreclosure or other remedial action and the transfer of title to Lender or its agent or designee in connection therewith and (iii) “Borrower’s Affiliates” shall mean Affiliates that are Controlled by, or under common Control with, Borrower.

3.	REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all out-of-pocket costs and expenses (including reasonable fees of outside counsel) actually incurred by Lender in the enforcement hereof or the preservation of the Lender’s rights hereunder.

4.	RIGHTS OF LENDER. Lender, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time, may: (a) renew or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents; (b) declare all sums owing to Lender under the Note and the other Loan Documents due and payable upon the occurrence and during the continuance of a Default; (c) make changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (d) otherwise enter into modifications of the terms of any of the other Loan Documents (other than Loan Documents to which Guarantor is a party to); (e) take and hold security for the performance of Borrower’s obligations under the Note or the other Loan Documents and exchange, enforce, waive and release any such security, or impair or fail to perfect any lien on or security interest in any such security; (f) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (h) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part, to the holder of the Note; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

5.	GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or any other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners, members, managers or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by operation of applicable laws, including, without limitation, Section 580d of the California Code of Civil Procedure; (e) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable and perform its obligations under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under the Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (j) presentment, demand, protest and notice of any kind; (k) any right or claim of right to cause a marshalling of Borrower’s assets or the assets of any other party now or hereafter held as security for Borrower’s obligations; and (l) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor further waives any and all rights and defenses that Guarantor may have because any portion of Borrower’s debt is secured by real property; this means, among other things, that: (1) Lender may collect from Guarantor without first foreclosing on any Collateral pledged by Borrower; (2) if Lender forecloses on any Collateral by Borrower, then (A) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the Collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives, to the extent permitted by Applicable Law, any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by Applicable Law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under applicable law. Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of any of the Loan Documents, that Lender shall not be under a duty

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to protect, secure or insure any security or lien provided by the Pledge Agreement or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

6.	GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) Lender would not make the Loan but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s and Mortgage Borrower’s financial condition, the Property and Borrower’s and Mortgage Borrower’s activities relating thereto and the status of Borrower’s performance of its obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Lender has not made any representation to Guarantor as to any such matters; (e) Guarantor has all requisite power and authority to own or lease its property and to carry on its own business as now conducted; (f) Guarantor has the full limited liability company power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized; and all requisite limited liability company action has been taken by Guarantor to make this Guaranty valid and binding upon Guarantor, enforceable in accordance with its terms; (g) neither any Loan Party nor any of its subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect; (h) Guarantor’s execution of, and compliance with, this Guaranty will not result in the breach of any term or provision of the operating agreement or other governing instrument of Guarantor, or result in the breach of any term or provision of, or conflict with or constitute a default under, or, to Guarantor’s knowledge result in the acceleration of any obligation under any material agreement, indenture or loan or credit agreement or other instrument to which the Guarantor is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Guarantor is subject; (i) intentionally deleted; (j) to Guarantor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, if decided adversely against Guarantor, is reasonably likely to, either in any one instance or in the aggregate, result in any material adverse change in the business, operations, financial condition, properties or assets of Guarantor, or in any material impairment of the right or ability of Guarantor to carry on its business substantially as now conducted, or in any material liability on the part of Guarantor, or which would draw into question the validity of this Guaranty or of any action taken or to be taken in connection with the obligations of Guarantor contemplated herein, or which would be likely to impair materially the ability of Guarantor to perform under the terms of this Guaranty; (k) Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty; (l) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization

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or consent of any other party is required in connection with this Guaranty; (m) this Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable against it in accordance with the terms hereof; (n) intentionally deleted; (o) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent,” as that term is defined in the Bankruptcy Code, or otherwise rendered unable to pay its debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of its assets; and (p) the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all material respects, have been prepared in accordance with GAAP or International Financial Reporting Standards consistently applied (or other principles acceptable to Lender) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof. Notwithstanding the use of GAAP or International Financial Reporting Standards, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option For Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

7.	SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents. Guarantor assigns all such indebtedness to Lender as as security for this Guaranty, the Note and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged. Guarantor agrees that it will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor’s rights or remedies with respect to any such indebtedness, including without limitation any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Guarantor also agrees that it will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty (including, but not limited to, the assignment to Lender as set forth herein). If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender’s rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

8.	BANKRUPTCY OF BORROWER. The validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Loan Documents. If Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against the Borrower, including the exercise of any option Lender has to declare the obligations guaranteed hereunder to be due and payable on the happening of any default or event by which, under the terms of the Loan Documents, such obligations shall become due and payable, Lender may, as against Guarantor, nevertheless, declare such obligations due and payable and enforce any or all of its and the Lender’s rights and remedies against Guarantor provided for herein. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor is so required to file against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender, to be credited first against all obligations other than the Guaranteed Obligations, and then to the Guaranteed Obligations, the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied or credited except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for the Guaranteed Obligations. The liability of Guarantor hereunder shall be reinstated and revised, and the rights of Lender shall continue, with respect to any amount at any time paid by Borrower on account of the Guaranteed Obligations which Lender shall be legally required to restore or return upon the bankruptcy, insolvency or reorganization of Borrower or for any other reasons, all as though such amount had not been paid. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws,

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irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

9.	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Guarantor agrees that Lender may elect, at any time, in accordance with the Loan Documents, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at such Lender’s sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and its operations; (b) any party connected with the Loan (including, without limitation, the Guarantor, Mortgage Borrower, Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower, any other guarantor and any non-borrower trustor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan, as long as in each case Lender delivers such information on a confidential basis as and to the extent required by (x) the Loan Documents or (y) any existing confidentiality agreements then in effect between such party and Guarantor (if applicable). In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser or assignee and upon written request by Lender, Guarantor shall, within thirty (30) days after request by Lender (but not more frequently than twice in any calendar year), (x) deliver to Lender an estoppel certificate, in form and substance reasonably acceptable to Lender, verifying for the benefit of Lender and any such other party the status, terms and provisions of this Guaranty to the knowledge of the officer delivering such certificate, and (y) at the sole cost and expense of the requesting party, enter into such amendments or modifications to this Guaranty or the Loan Documents as may be reasonably required in order to evidence any such sale or assignment, provided such amendment or modification shall have no adverse impact on Guarantor.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, Lender may at any time and from time to time pledge and assign, or grant a security interest in, all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank or as otherwise set forth in the Loan Documents; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from its obligations thereunder.

10.	ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Sections 1 and 2 hereof arising or created after any attempted revocation hereof. The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties or indemnities unless said other guaranties or indemnities are expressly modified or revoked in writing. This Guaranty is independent of the obligations of the Borrower under the Note, the Pledge Agreement, the Hazardous Materials Indemnity Agreement and the other Loan Documents. Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent, irrevocable and unconditional under any and all circumstances. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining the Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

11.	REPORTING REQUIREMENTS. At all times during which any indebtedness remains outstanding pursuant to the Loan Documents, Guarantor shall comply with the reporting requirements relating to Guarantor set forth in Section 10.1(b) and 10.1(c) of the Loan Agreement.

12.	INTEREST. Any amounts that become due and payable by Guarantor under this Guaranty, if not paid within ten (10) days after demand therefor, shall bear interest at a rate per annum equal to the Alternate Rate from the date of demand to the date that such sums are paid to Lender. The foregoing shall be without any double-counting with interest paid on the Guaranteed Obligations which interest is itself part of the Guaranteed Obligations.

13.	ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty or to collect any sums owed by Guarantor under this Guaranty, with or without the filing of any legal action or proceeding, Guarantor shall pay to Lender, promptly upon demand, all attorneys’ fees and costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

14.	RULES OF CONSTRUCTION. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

15.	CONSTRUCTION OF DOCUMENTS. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Guaranty and that this Guaranty shall not be subject to the principle of construing their meaning against the party which drafted same.

16.	GOVERNING LAW.

(a)       THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. GUARANTOR ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS GUARANTY AND ALL OF THE OBLIGATIONS ARISING HEREUNDER, AND UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)       GUARANTOR HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE COUNTY AND STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE COUNTY AND STATE IN WHICH ANY OF THE PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO THE PROPERTY. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN SECTION 21 HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN

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ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY JURISDICTION.

(c)       PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS REFERRED TO ABOVE.

17.	MISCELLANEOUS. Time is of the essence with respect to every provision hereof. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor and Lender; provided that Guarantor may not assign any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of Lender (and any attempted such assignment without such consent shall be null and void). The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Pledge Agreement or any of the other Loan Documents, including without limitation any foreclosure or deed in lieu thereof.

18.	JOINT AND SEVERAL LIABILITY. The liability of the Guarantor hereunder shall be joint and several with any other guarantors of the Borrower’s obligations under the Note and the other Loan Documents.

19.	ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender’s consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

20.	WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND GUARANTOR HEREBY AGREES AND CONSENTS THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT BY GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

21.	NOTICES. Notices to be given hereunder shall be given (and deemed received) in accordance with the terms of Section 13.4 of the Loan Agreement, addressed, if to Lender, as set forth in the Loan Agreement, and, if to Guarantor, as follows:

Guarantor:	Brookfield DTLA Holdings LLC c/o Brookfield Properties, Inc. Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 Attention: Mark Brown
With a copy to:	Brookfield DTLA Holdings LLC c/o Brookfield Properties, Inc. Brookfield Place 250 Vesey Street, 15th Floor New York, New York 10281 Attention: General Counsel
With a copy to:	Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Attention: Freddie Akrouche, Esq.

22.	RESERVED.

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23.	INTEGRATION. This Guaranty represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties with respect to such subject matter. There are no oral agreements between the parties. This instrument may be amended only in an instrument in writing executed by the parties.

24.	LIMITED RECOURSE. The members and other direct or indirect owners of Guarantor and its officers, directors, partners, members, shareholders, principals, managers, trustees, agents and affiliates shall have no personal liability for and none of their assets shall be subject to a claim arising out of the obligations of Guarantor hereunder or under any of the other Loan Documents.

25.	RESERVED.

26.	OUTSIDE SOURCES. Notwithstanding anything contained herein to the contrary, no amounts paid on account of the Loan shall constitute a payment under this Guaranty unless (a) payment is made after the occurrence of a Default and Lender’s exercise of any remedies in connection therewith and (b) Guarantor makes payment directly to Lender with funds from Outside Sources (hereinafter defined). “Outside Sources” shall mean funds belonging to Guarantor which are not derived directly or indirectly from the ownership, operation, sale or liquidation of the Property (including, but not limited to, insurance proceeds, condemnation awards, rents and any other proceeds paid or payable with respect to the Property).

27.	DEFINED TERMS; USAGES. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Guaranty may be used interchangeably in singular or plural form, and the word “Property” shall mean “the Property, including any individual parcel of real property and improvements constituting a part thereof”. The terms “include(s)” and “including” shall mean “include(s), without limitation” and “including, without limitation”, respectively.

28.	TAXES. Taxes in respect of this Guaranty shall be paid by Guarantor as required by Section 2.11 of the Loan Agreement (with the understanding and agreement of Guarantor that, for purposes hereof, Guarantor shall have the same payment and reimbursement obligations as the Borrower under such Section 2.11 even though Guarantor is not specifically referenced in such Section 2.11, and by accepting the benefits hereof, Lender agrees that it will comply with such Section 2.11).

[Signature pages follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

“GUARANTOR”

BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Scott Selig
Name: Scott Selig
Title: Authorized Signatory

[Signature page – Mezzanine Limited Guaranty]